As filed with the Securities and Exchange Commission on April 15, 2003. Registration No. 33-49726

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________

Post-Effective Amendment No. 1 to

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

____________

STEWART ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Louisiana (State or other jurisdiction of incorporation or organization)	72-0693290 (I.R.S. Employer Identification No.)
110 Veterans Memorial Boulevard, Metairie, Louisiana 70005 (Address, including zip code, of Principal Executive Offices)

Stewart Enterprises, Inc. Employee Stock Purchase Plan
(Full title of the plan)

William E. Rowe
President, Chief Executive Officer, and
Director
Stewart Enterprises, Inc.
110 Veterans Memorial Boulevard

Metairie, Louisiana 70005
(504) 837-5880
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:
Margaret F. Murphy
Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P.
201 St. Charles Avenue
New Orleans, Louisiana 70170-5100

DEREGISTRATION

            In accordance with the undertakings contained in Part II of this Registration Statement No. 33-49726, the Registrant hereby files this Post-Effective Amendment No. 1 to remove from registration all of the securities registered under this Registration Statement, which remain unsold at the termination of the offering.

            The Registrant hereby removes from registration 912,772 shares of common stock registered pursuant to this Registration Statement.

SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Metairie, State of Louisiana, on March 26, 2003.

STEWART ENTERPRISES, INC.

By:	/s/ William E. Rowe
William E. Rowe President, Chief Executive Officer and Director

            Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Frank B. Stewart, Jr.	Chairman of the Board	March 26, 2003
Frank B. Stewart, Jr.
/s/ William E. Rowe	President, Chief Executive Officer and Director (Principal Executive Officer)	March 26, 2003
William E. Rowe
/s/ Brian J. Marlowe	Executive Vice President, Chief Operating Officer and Director	March 26, 2003
Brian J. Marlowe
/s/ Kenneth C. Budde	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)	March 26, 2003
Kenneth C. Budde
/s/ Michael G. Hymel	Vice President, Corporate Controller and Chief Accounting Officer (Principal Accounting Officer)	March 26, 2003
Michael G. Hymel
/s/ Leslie R. Jacobs	Director	March 26, 2003
Leslie R. Jacobs
/s/ John P. Laborde	Director	March 26, 2003
John P. Laborde
/s/ Alden J. McDonald, Jr.	Director	March 26, 2003
Alden J. McDonald, Jr.
/s/ James W. McFarland	Director	March 26, 2003
James W. McFarland
/s/ Michael O. Read	Director	March 26, 2003
Michael O. Read